                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                          July 29, 2003 (July 25, 2003)

                     St. Mary Land & Exploration Company
             (Exact name of registrant as specified in its charter)

          Delaware                   001-31539                   41-0518430
(State or other jurisdiction        (Commission                (I.R.S Employer
      of incorporation)            File Number)              Identification No.)

             1776 Lincoln Street, Suite 700, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

         On July 25, 2003, St. Mary Land & Exploration Company issued a press release announcing that Ronald D. Boone, Executive Vice President and
Chief Operating Officer, will retire as an officer and employee effective
December 31, 2003 but will remain as a director of the Company. Douglas W. York has been promoted to Executive Vice President and will become Chief Operating
Officer effective September 1, 2003. Such press release is furnished as part of this report as Exhibit 99.1.

         On July 28, 2003, the Company issued a press release providing a status update concerning the testing of various zones for the well it has drilled in its Duchesne Deep Prospect in the Uinta Basin in Utah. Such press release is furnished as part of this report as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

                  The following exhibits are furnished as part of this report:

                  Exhibit 99.1  Press release of St. Mary Land & Exploration
                                Company dated July 25, 2003.

                  Exhibit 99.2  Press release of St. Mary Land & Exploration
                                Company dated July 28, 2003.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ST. MARY LAND & EXPLORATION COMPANY

Date:  July 29, 2003                     By: /s/ DAVID W. HONEYFIELD
                                             -----------------------
                                             David W. Honeyfield
                                             Vice President - Finance,
                                             Secretary and Treasurer

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